UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2021

LEGACY HOUSING CORPORATION
(Exact name of registrant as specified in its charter)

Texas	001-38761	20-2897516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Airport Freeway, #100, Bedford, Texas		76022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817) 799-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock ($0.001 par value)	LEGH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2021, Stephen Crawford, notified Legacy Housing Corporation (the “Company”) of his resignation from the Board of Directors (the “Board”), effective immediately. Concurrently with such resignation, Mr. Crawford ceased to serve as a member of the Audit Committee and the Compensation Committee. Mr. Crawford’s resignation from the Board was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies, or practices.

On December 7, 2021, the Company’s Board appointed Joseph Lane to fill the vacancy in the Board created by the resignation of Stephen Crawford. Mr. Lane’s appointment as a director is effective immediately and his term as a director will continue until the Company’s 2022 Annual Meeting of Stockholders or until his successor is duly elected and qualified. The Board determined that Mr. Lane is independent under the rules and regulations of both the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market. At this time, Mr. Lane has not been appointed to any committees of the Board although he is expected to be named as a member of the Audit Committee of the Board at a later date.

Mr. Lane is currently Co-Founder, Chairman, and Chief Executive Officer at Bingie, Inc., a technology and entertainment company offering movie and television content across all streaming platforms. Prior to Mr. Lane’s current role, he served as Co-Founder, Chairman, and Chief Executive Officer of Growth Hackers, LLC, an advertising technology company, and he served as Founder, Chairman, and Chief Executive Officer of The Service Vault, LLC, a software company. Prior to his roles with Growth Hackers LLC and The Service Vault, LLC, Mr. Lane founded Lane Custom Homes, LP, a full-service real estate development and homebuilding company and he served as a Principal in JP Lane Investments, structuring partnerships that purchased, owned, and sold single family developments and home sites. Mr. Lane holds a BA in History from the University of Pennsylvania.

There are currently no agreements, arrangements or understandings between Mr. Lane and any other person pursuant to which Mr. Lane was appointed to serve as a member of the Board. The Company is not aware of any transaction in which Mr. Lane has an interest requiring disclosure under Item 404(a) of the SEC’s Regulation S-K. Mr. Lane’s compensation as a non-employee director will be the same as provided to the Company’s other non-employee directors.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY HOUSING CORPORATION

Date: December 10, 2021	By:	/s/ Kenneth Shipley
	Name:	Kenneth Shipley
	Title:	President and Chief Executive Officer